Financial Statements

                          Alacrity Systems Incorporated

                                  July 31, 1997

                          Alacrity Systems Incorporated

                              Financial Statements

                                  July 31, 1997



                                    Contents


Report of Independent Auditors.................................................1
Balance Sheets.................................................................2
Statements of Income...........................................................3
Statements of Changes in Stockholders' Equity..................................4
Statements of Cash Flows.......................................................5
Notes to Financial Statements..................................................6

                         Report of Independent Auditors


The Board of Directors and Stockholders
   of Alacrity Systems Incorporated

We have audited the accompanying balance sheets of Alacrity Systems Incorporated as of July 31, 1997 and 1996, and the related statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alacrity Systems Incorporated at July 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP
September 29, 1997


                                      Alacrity Systems Incorporated

                                              Balance Sheets



                                                                                       July 31
                                                                                1997               1996
                                                                          ----------------- ----------------
Assets
Current assets:
   Cash and cash equivalents                                              $     2,086,907   $    1,360,587
   Accounts receivable, less allowance for doubtful
     accounts of $4,150 in 1997 and $4,150 in 1996                                204,192          154,360
   Deferred tax asset                                                             125,000
   Other current assets                                                            23,240           42,614
                                                                          ----------------- ----------------
Total current assets                                                            2,439,339        1,557,561

Equipment, at cost, less accumulated depreciation of
   $307,023 in 1997 and $271,804 in 1996                                           82,913           87,237
Software development costs, less accumulated amortization
   of $365,531 in 1997 and $99,996 in 1996                                        258,796          156,216
Other assets                                                                        4,750            4,750
                                                                          ================= ================
                                                                          $     2,785,798   $    1,805,764
                                                                          ================= ================

Liabilities and stockholders' equity
Current liabilities:
   Accounts payable                                                       $        67,659   $       70,771
   Accrued expenses                                                               128,352          144,493
                                                                          ----------------- ----------------
Total current liabilities                                                         196,011          215,264

Note payable                                                                       70,000           70,000

Stockholders' equity:
   Convertible preferred stock, par value $.01; 29,000,000 shares authorized:
       Class A - 262,000 shares issued and outstanding                              2,620            2,620
       Class B - 12,617,377 shares issued and outstanding                         126,173          126,173
       Class C - 15,000,000 shares issued and outstanding                         150,000          150,000
   Common stock, stated value $.01; 41,000,000 shares authorized,
       1,300,850 and 1,300,450 shares issued and outstanding in
       1997 and 1996, respectively                                                 13,008           13,004
   Additional paid-in capital                                                   8,832,936        8,832,930
   Accumulated deficit                                                         (6,604,950)      (7,604,227)
                                                                          ----------------- ----------------
Total stockholders' equity                                                      2,519,787        1,520,500
                                                                          ================= ================
                                                                          $     2,785,798   $    1,805,764
                                                                          ================= ================


See accompanying notes.

                                      Alacrity Systems Incorporated

                                           Statements of Income



                                                               Year ended July 31
                                                              1997            1996
                                                        --------------------------------

Revenues                                                  $3,043,200      $2,447,663

Costs and expenses:
   Cost of goods sold                                        804,446         569,150
Software, engineering and development expenses               541,752         351,552
   Selling, general and administrative expenses              866,894         593,383
                                                        ---------------------------------
Total costs and expenses                                   2,213,092       1,514,085
                                                        ---------------------------------

Income from operations                                       830,108         933,578

Other income                                                  60,402          18,599
Interest expense                                              (7,233)         (7,356)
                                                        ---------------------------------
Income before income taxes                                   883,277         944,821

Income tax (benefit) provision                              (116,000)         10,000
                                                        =================================
Net income                                                $  999,277      $  934,821
                                                        =================================


See accompanying notes.

                                                                               3


                                                            Alacrity Systems Incorporated

                                                    Statements of Changes in Stockholders' Equity

                                                          Years ended July 31, 1997 and 1996


                                                              Convertible Preferred Stock
                                        -------------------------------------------------------------------------
                                                Class A                 Class B                 Class C
                                        -------------------------------------------------------------------------
                                           Shares     Amount       Shares     Amount       Shares      Amount
                                        -------------------------------------------------------------------------

Balance at July 28, 1995                262,000     $2,620      12,617,377  $126,173    15,000,000   $150,000
   Common stock issued in connection
     with the exercise of employee
     stock options
   Net income
                                        -------------------------------------------------------------------------
Balance at July 31, 1996                262,000     2,620       12,617,377   126,173    15,000,000    150,000
   Common stock issued in connection
     with the exercise of employee
     stock options
   Net income
                                        -------------------------------------------------------------------------
Balance at July 31, 1997                262,000     $2,620      12,617,377  $126,173    15,000,000   $150,000
                                        =========================================================================




                                                           Alacrity Systems Incorporated

                                                    Statements of Changes in Stockholders' Equity

                                                    Years ended July 31, 1997 and 1996 (Continued)


                                           Common Stock       Additional
                                      ---------------------    Paid-In     Accumulated
                                         Shares     Amount     Capital       Deficit        Total
                                      -----------------------------------------------------------------

Balance at July 28, 1995               1,292,850   $12,928    $8,832,854   $(8,539,048)   $    585,527
   Common stock issued in connection
     with the exercise of employee
     stock options                         7,600        76            76                           152
   Net Income                                                                  934,821         934,821
                                       ----------------------------------------------------------------
Balance at July 31, 1996               1,300,450    13,004     8,832,930    (7,604,227)      1,520,500
   Common stock issued in connection
     with the exercise of employee
     stock options                                     400             4             6              10
   Net income                                                                  999,277         999,277
                                      -----------------------------------------------------------------
Balance at July 31, 1997               1,300,850   $13,008    $8,832,936   $(6,604,950)   $  2,519,787
                                      =================================================================


See accompanying notes.

                                                                               4


                                                            Alacrity Systems Incorporated

                                                               Statements of Cash Flows


                                                                       Year ended July 31
                                                                      1997            1996
                                                                ---------------------------------
Cash flows from operating activities
Net income                                                        $    999,277    $    934,821
 Adjustments to reconcile net income to net cash provided
by operating activities:
   Depreciation and amortization                                       315,927         133,870
   Reduction in allowance for doubtful accounts                                         (8,807)
   Deferred tax benefit                                               (125,000)
   Changes in operating assets and liabilities:
     Accounts receivable                                               (49,832)        (12,549)
     Other current assets                                               19,374          12,232
     Accounts payable                                                   (3,112)         11,783
     Accrued expenses                                                  (16,141)        (94,915)
                                                                ---------------------------------
Net cash provided by operating activities                            1,140,493         976,435

Cash flows from investing activities
Equipment purchased                                                    (46,068)        (81,162)
Expenditures for software development                                 (368,115)       (158,762)
                                                                ---------------------------------
Net cash used in investing activities                                 (414,183)       (239,924)

Cash flows from financing activities
 Proceeds from issuance of common stock in connection
with the exercise of stock options                                          10             152
                                                                ---------------------------------
Net cash provided by financing activities                                   10             152
                                                                ---------------------------------

Net increase in cash and cash equivalents                              726,320         736,663
Cash and cash equivalents at beginning of year                       1,360,587         623,924
                                                                ---------------------------------
Cash and cash equivalents at end of year                          $  2,086,907    $  1,360,587
                                                                =================================

Supplemental disclosures of cash flow information
Cash paid for interest                                            $      7,233    $      7,356
                                                                =================================

Cash paid for income taxes                                        $     12,000    $     23,000
                                                                =================================


See accompanying notes.


                          Alacrity Systems Incorporated

                          Notes to Financial Statements

                                  July 31, 1997

1.  Organization and Nature of Business

Alacrity Systems Incorporated (the "Company") provides image communication products for the small office/home office ("SOHO") market. The Company's business is focused on providing software to Original Equipment Manufacturers
(OEM) of multifunctional equipment, and developing software upgrades marketed directly to end users. The Company's primary OEM customers are headquartered in the United States and Far East. These OEMs market their equipment worldwide.

2.  Summary of Significant Accounting Policies

Cash Equivalents

Cash  equivalents  of  $1,775,000  and  $1,200,000  at July 31,  1997 and  1996,
respectively, consist of government money market funds and certificates of deposits which are readily convertible to cash.

Equipment

Equipment, which consists primarily of test fixtures, office equipment, software and computer equipment, is stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which primarily range from 3 to 5 years.

Equipment accounts and the related accumulated depreciation are adjusted upon the retirement or disposal of such assets, and the resulting gain or loss is recognized in the year of disposition.

Capitalized Software Development Costs

In 1997 and 1996, the Company capitalized certain software development costs totaling approximately $368,000 and $159,000, respectively. These costs related to the coding and testing of software products developed subsequent to establishing the products' technological feasibility. Amortization of these computer software costs totaled approximately $266,000 in 1997 and $100,000 in 1996, and were charged to cost of sales. Amortization of cost begins when products become available for general release to the customer and is based on gross revenues earned in relation to total estimated gross revenues of the product, but in no event less than straight-line amortization based on the estimated economic life of the product (generally 1-2 years).

Warranty

Estimated future warranty obligations related to the Company's products are accrued and charged to operations in the period that related revenue is recognized.

Revenue Recognition

License and royalty revenue is recorded upon delivery to and acceptance by the customer of the product in accordance with the terms of the license agreements. Development fee revenue is recorded on the percentage-of-completion method or where applicable, upon the achievement of specific milestones as stated in the contract. All other revenue is recorded upon delivery of the product to the customer. Revenues consist of the following:

                                           Year ended July 31
                                         1997            1996
                                    ----------------------------------

License fees and royalties          $2,533,127        $1,535,250
Net sales - other                      363,373           754,915
Software development services          146,700           157,498

In conjunction  with the OEM  agreements  entered into during 1997 and 1996 (see
Note 8), the Company granted exclusive licenses to copy specific versions of the object code, and manufacture, market and distribute software supplied by the Company in exchange for ongoing royalty payments based on sales.

Research and Development

Research and development costs, with the exception of capitalized software costs, are expensed as incurred.

Advertising

Advertising costs of approximately $69,000 and $24,000 in 1997 and 1996, respectively, were expensed when incurred.

Concentration of Credit Risk and Major Customers

The Company performs periodic credit evaluations of its customers. In fiscal 1997, two customers headquartered in the Far East and one customer headquartered in the United States accounted for 35%, 27% and 14%, respectively, of total revenues; in fiscal 1996, one customer located in the Far East accounted for approximately 71% of total revenues of the Company. At July 31, 1997 and 1996 net accounts receivable relating to these customers were approximately $159,000 and $154,000, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Fiscal Year End

The Company's fiscal year ends on July 31.

Stock-Based Compensation

The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of the grant, as determined by the Compensation Committee of the Board of Directors. The Company accounts for stock based compensation arrangements under the provisions of APB 25, "Accounting for Stock Issued to Employees", and intends to continue to do so.

In accordance with FASB Statement 123, Accounting for Stock-Based Compensation, companies are allowed to continue to account for stock-based compensation under APB 25 but are required to disclose pro forma net income as if the measurement provisions of Statement 123 had been adopted in their entirety. Under such measurement provisions, the Company's pro forma net income is not significantly different than that reported.

3.  Income Taxes

The Company recognizes a deferred tax asset or liability for the expected future tax effects attributable to temporary differences between financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are adjusted to reflect changes in tax rates and other provisions of the tax law in the period when such changes are enacted.

The 1997 income tax expense represents federal alternative minimum taxes (AMT) and state income taxes. The Company's federal tax benefit and provision for federal tax expense in fiscal 1997, ($116,000), and 1996, $10,000, differ from that which would result from applying the statutory rate to pretax income principally due to the utilization of net operating loss carryforwards, the AMT exemption, lower AMT rates and the impact of state income taxes.

The components of the (benefit) provision for income taxes are as follows:

                        Federal        State          Total
                    ----------------------------------------------
1997
Current             $     6,100    $   2,900     $     9,000
Deferred            (106,250)      (18,750)      (125,000)
                    ----------------------------------------------
                    $(100,150)     $(15,850)     $(116,000)
                    ==============================================
1996
Current             $     6,400    $   3,600     $   10,000
Deferred            B              B             B
                    ==============================================
                    $     6,400    $   3,600     $   10,000
                    ==============================================

At July 31, 1997 and 1996, the Company's deferred tax assets (liabilities) consisted of the following:

                                                               1997             1996
                                                       -----------------------------------

Net operating loss carryforwards                         $    2,713,000     $  2,994,000
Research and development tax credit carryforwards               288,000          263,000
Various accruals and reserves                                   (49,000)          42,000
Capitalized software development costs                          (41,000)         (62,000)
                                                       -----------------------------------
                                                              2,911,000        3,237,000
Less valuation allowance                                     (2,786,000)      (3,237,000)
                                                       ===================================
Net deferred tax asset                                   $      125,000     $       ---
                                                       ===================================

At July 31, 1997, the Company has federal net operating loss carryforwards of approximately $6.8 million which expire in years 2005 through 2010.

The Tax Reform Act of 1986 enacted a complex set of rules providing that utilization of a Company's net operating loss carryforwards will be subject to limitation in periods following an "ownership change". An ownership change for these purposes is defined as a greater than 50 percentage point change in the Company's ownership. The Company experienced such a change during fiscal year 1992. As a result, utilization of a portion of the Company's net operating loss carryforwards will be subject to this limitation. In addition, an additional 50 percentage point ownership change in the Company's ownership could cause the Company's remaining net operating loss carryforwards to be subject to limitation.

During 1997 and 1996, the Company paid approximately $142,000 and $147,000 relating to foreign withholding taxes. These amounts were recorded as cost of sales in the statement of income.

4.  Note Payable

The Company has outstanding a $70,000 subordinated promissory note issued in connection with past-due rent. Interest is paid monthly at a rate of prime plus 2% (8.5% at July 31, 1997 and 8.25% at July 31, 1996). Interest expense was approximately $7,200 and $7,400 in 1997 and 1996, respectively. Principal payments are due after the Company has achieved annual sales of $5,000,000 in any twelve month period. Once the annual sales criteria has been satisfied, principal payments are due within five days after the end of each calendar quarter at an amount equal to one eighth of the Company's after tax earnings and depreciation (as defined in the agreement) for the twelve month period ending on the last day of the calendar quarter with respect to which payment is made. The Company may, however, limit payment in any year to a total of $17,500 plus any accrued and unpaid interest. The note is subordinate in right of payment of principal and interest to the right of payment in full of money borrowed from third parties.

5.  Stockholders' Equity

On June 1, 1995, the Company authorized and issued 15,000,000 shares of convertible Class C preferred stock to a group of investors that included certain existing common and preferred stockholders for approximately $273,000 in cash proceeds net of approximately $27,000 of costs associated with the issuance. As a condition to the closing of this transaction, the then outstanding convertible demand notes and accrued interest were converted into 6,260,445 shares of Class B preferred stock and 984,127 warrants to purchase shares of common stock.

In conjunction with the financing, the Company filed a Restated Certificate of Incorporation which stated the rights of the Class C preferred stockholders and restated the rights of the Class A and Class B preferred stockholders and the common stockholders as follows:

   Dividends

   The Class A preferred shares, Class B preferred shares and Class C preferred shares have preference with regard to dividends over common shares and rank on a parity with each other.

   Liquidation Priority

   The Class C preferred shares have preference with regard to liquidation over all other classes of authorized, issued and outstanding classes of stock. Specifically, in the event of liquidation, Class C preferred shareholders are entitled to receive an amount equal to the original issuance price multiplied by eight, plus declared but unpaid dividends for each share outstanding at that date. If the distribution proceeds are insufficient to pay the full liquidation amount, Class C preferred shares will share ratably in the distribution in proportion to the full amount which they would otherwise be entitled to receive. Following the priority provided to the Class C preferred shareholders, all other classes of authorized, issued and outstanding classes of stock will share all remaining distribution proceeds.

   Voting

   Holders of each class of preferred stock are entitled to such number of votes per share equivalent to the number of shares of common stock into which each share of preferred stock is convertible and are entitled to vote on all matters as to which holders of common stock are entitled to vote. At all times, each holder of Class A preferred stock, voting separately as one class, has the right to elect one member to the Board of Directors of the Company.

   Mergers, Consolidations and Sales of Assets

   The Company is prohibited from merging or consolidating with or selling assets to any entity unless that entity acquires from each holder of Class C preferred stock, each share of Class C preferred stock outstanding for an amount equal to the original issuance price ($.02 per share) multiplied by eight plus declared but unpaid dividends.

   Conversion

   The holder of any shares of preferred stock has the right to convert any shares of preferred stock into common shares on a share-for-share basis. The conversion may be adjusted if the Company issues any shares of common stock without consideration or for a consideration per share less than the preferred conversion price of $.02.

   Right of First Refusal

   The investors of the Class C preferred stock have the right of first refusal to future issuance, sale or exchange of the Company's common stock, all classes of preferred stock, convertible debt securities, combination of debt and equity securities, options or warrants, except in the case of excluded securities (as defined).

   Demand Registration Rights

   The holders of a majority of outstanding capital stock of the Company can cause the Company to effect a registration under the Securities Act in a firm commitment underwritten public offering having an anticipated aggregate gross offering price of at least $10,000,000.

Stock Options

Options to purchase common stock are granted at a price equal to the fair market value of the Company's common stock at the date of grant as determined by the Compensation Committee of the Board of Directors, and are exercisable over a period of not more than ten years from the date of grant. Options vest over a period of 3-4 years from the date of grant. Options outstanding, granted, canceled and exercisable under the Incentive Stock Option Plan ("IS0 Plan") are as follows:


                                                                        July 31
                                                --------------------------------------------------------
                                                           1997                         1996
                                                ---------------------------- ---------------------------
                                                                Weighted                    Weighted
                                                    Number       Average        Number       Average
                                                      of        Exercise          of        Exercise
                                                    Shares        Price         Shares        Price
                                                --------------------------------------------------------

Options outstanding, beginning of year            7,901,350        .02         8,001,000      .02
 Options granted                                    270,500        .05             6,000      .02
 Options exercised                                     (400)       .02            (7,600)     .02
 Options cancelled and expired                   (3,192,900)       .02           (98,050)     .02
                                                ---------------             ---------------
Options outstanding, end of year                  4,978,550        .02          7,901,350     .02
                                                ===============             ===============

Exercisable, end of year                          3,138,567        .02          2,633,783     .02
                                                ===============             ===============



No options have been granted under the Supplemental Stock Option (SSO) Plan, Stock Appreciation Rights (SAR) Plan or the Performance Plan in 1997 or 1996.

Warrants

There are 984,127 warrants outstanding at July 31, 1997 and 1996. Each of the warrants may be used to purchase one share of common stock at $.63 per share. In 1996, 15,000 warrants expired. The remaining warrants outstanding at July 31, 1997 expire on June 1, 2001.

Common Stock Reserved

At July 31, 1997, 262,000,  12,617,377 and 15,000,000 shares of common stock are reserved for issuance in connection with the conversion of the Class A, Class B and Class C preferred shares, respectively. In addition, 1,019,127 shares of common stock are reserved for issuance for the exercise of warrants and 10,055,785 shares of common stock are reserved for issuance for the exercise of options to purchase common stock under the various stock option plans at July 31, 1997.

6.  Lease Commitments

In April 1996, the Company entered into a 18 month lease for its Montana office facility. The lease contains a one-year renewal option and a standard escalation clause commencing one month after full occupancy and again after one year. The lease is cancelable on 90 day notice by either party.

In February 1996, the Company entered into an agreement with the new landlord of
its   headquarters   facility  in  New  Jersey.   This  agreement  calls  for  a
month-to-month lease at $2,500 per month.

Rent  expense  for  the  years  ended  July  31,  1997  and  1996   amounted  to
approximately $52,000 and $36,000, respectively.

7.  Software Development Agreements

During 1997 and 1996, the Company entered into one and four, respectively, domestic and foreign customer OEM software development agreements. Under the terms of the agreements, the OEMs agreed to pay for certain software research and development efforts provided by the Company. The Company recognized in income approximately $147,000 and $157,000 in 1997 and 1996, respectively, in connection with software development agreements. The amounts recognized in income were earned over the terms of the agreements as certain percentage-of-completion milestones were achieved. The costs incurred by the Company related to these OEM agreements approximated revenues recognized and were charged to operations during 1997 and 1996.

8.  Subsequent Events

The Company signed a letter of intent dated September 10, 1997 for the sale of 100% of the shares of the Company for a purchase price of $5,200,000 payable in common stock of the acquiror. The closing of this proposed transaction is subject to, among other things, the successful completion of due diligence procedures.

Effective August 28, 1997, the Company granted 2,000,000 incentive stock options to employees. The options vest at 25% per year, are exercisable at a price of $.08 per share and expire August 2007.

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

8.  Subsequent Events (continued)

In September 1997, the Company entered into a revolving line of credit arrangement with a bank which enables the Company to borrow up to $250,000 at the lender's prime rate of interest plus .05% for a term of 48 months. The line of credit is collateralized by substantially all of the assets of the Company excluding those intangible rights associated with the Company's software products.

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